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                                                                    Exhibit 11




                                     C-15


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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 9 to the Registration Statement (Form N-1A No. 33-57684) i) the references to our firm in Post-Effective Amendment No. 8 to the Registration Statement contained under the captions "Financial Highlights" and "Other Service Arrangements" in each of the Retail Class Prospectuses and in the Institutional Class Prospectus, and under the caption "Independent Auditors" in the Statement of Additional Information and, ii) the use of our report dated September 13, 1996 appearing in the Statement of Additional Information included in Post-Effective Amendment No. 8 to the Registration Statement.



                                                    /s/ Ernst & Young LLP


Columbus, Ohio

December 17, 1996



                                     C-16